Exhibit 99.1

March 31, 2010

News Release

Source:  EnXnet, Inc.

EnXnet, Inc. Receives Patent for The ThinDisc Technology

Tulsa, OK., March 31, 2010 EnXnet, Inc., (OTCBB Symbol: EXNT) (German WKN# A0HMDW) is pleased to announce that it has received the official Patent for the Optical Disc Having A Reduced Planar Thickness, or we refer to it as the ThinDisc.  This is a very important patent for the Company.

EXNT has several other patent filings that are very close to completion.

Ryan Corley, CEO of EnXnet, Inc., stated, “It has been a very long road to get here. It has been the shareholders’ wish, as well as mine, that we would be much further along than we currently are.  We are now in a more powerful position than before.”

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

EnXnet Inc., Tulsa
Ryan Corley, 918-592-0015
Fax: 918-592-0016
investor@enxnet.com
www.enxnet.com
or
For Investor Relations:
Integrated Capital Partners, Inc.
Phone:  908-204-0004
www.stockreportcard.com